EXHIBIT 10(n)


                              OLD KENT DIRECTORS'
                           DEFERRED COMPENSATION PLAN








































                            Warner, Norcross & Judd
                             900 Old Kent Building
                             111 Lyon Street, N.W.
                       Grand Rapids, Michigan 49503-2489

                                    OLD KENT
                     DIRECTORS' DEFERRED COMPENSATION PLAN

                               TABLE OF CONTENTS

                                                                            Page


ARTICLE 1 - Establishment of Plan. . . . . . . . . . . . . . . . . . . . . .   1

     1.1  Establishment of Plan. . . . . . . . . . . . . . . . . . . . . . .   1
     1.2  Establishment of Trust . . . . . . . . . . . . . . . . . . . . . .   1
     1.3  Effective Date . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     1.4  Application to Former Participants . . . . . . . . . . . . . . . .   1


ARTICLE 2 - Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . .   2

     2.1  Defined Terms. . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     2.2  Administrator. . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     2.3  Agent for Service of Process . . . . . . . . . . . . . . . . . . .   3
     2.4  Beneficiary. . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     2.5  Community Bank Director. . . . . . . . . . . . . . . . . . . . . .   3
     2.6  Director . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     2.7  Director's Fees. . . . . . . . . . . . . . . . . . . . . . . . . .   3
     2.8  Employer . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
     2.9  Old Kent Thrift Plan . . . . . . . . . . . . . . . . . . . . . . .   4
     2.10 Plan Year. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
     2.11 Spouse . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
     2.12 Surviving Spouse . . . . . . . . . . . . . . . . . . . . . . . . .   4
     2.13 Valuation Date . . . . . . . . . . . . . . . . . . . . . . . . . .   4
     2.14 Valuation Period . . . . . . . . . . . . . . . . . . . . . . . . .   5


ARTICLE 3 - Participation. . . . . . . . . . . . . . . . . . . . . . . . . .   5

     3.1  Designation as Participant . . . . . . . . . . . . . . . . . . . .   5
     3.2  Termination of Participation . . . . . . . . . . . . . . . . . . .   5


ARTICLE 4 - Director's Deferrals . . . . . . . . . . . . . . . . . . . . . .   6

     4.1  Deferral of Director's Fees. . . . . . . . . . . . . . . . . . . .   6
     4.2  Prior Irrevocable Election . . . . . . . . . . . . . . . . . . . .   6

ARTICLE 5 - Accounting; Earnings Credits . . . . . . . . . . . . . . . . . .   6

     5.1  Accounting Records . . . . . . . . . . . . . . . . . . . . . . . .   6
     5.2  Timing of Deferrals. . . . . . . . . . . . . . . . . . . . . . . .   7
     5.3  Earnings Credits and Debits. . . . . . . . . . . . . . . . . . . .   7
     5.4  Funds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7



                           -i-
ARTICLE 6 - Vesting. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8


ARTICLE 7 - Payments to Participants . . . . . . . . . . . . . . . . . . . .   9

     7.1  Event of Distribution. . . . . . . . . . . . . . . . . . . . . . .   9
     7.2  Form of Payment. . . . . . . . . . . . . . . . . . . . . . . . . .   9
     7.3  Amount of Payment. . . . . . . . . . . . . . . . . . . . . . . . .   9
     7.4  Manner of Payment. . . . . . . . . . . . . . . . . . . . . . . . .  10
     7.5  Time of Payment. . . . . . . . . . . . . . . . . . . . . . . . . .  10
     7.6  Death. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10


ARTICLE 8 - General Provisions . . . . . . . . . . . . . . . . . . . . . . .  11

     8.1  Amendment; Termination . . . . . . . . . . . . . . . . . . . . . .  11
     8.2  Rights Not Assignable. . . . . . . . . . . . . . . . . . . . . . .  11
     8.3  Unsecured Creditor Status. . . . . . . . . . . . . . . . . . . . .  12
     8.4  No Trust or Fiduciary Relationship . . . . . . . . . . . . . . . .  12
     8.5  Construction . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
     8.6  Disputes . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
     8.7  Unfunded Plan. . . . . . . . . . . . . . . . . . . . . . . . . . .  13
































                           -ii-
                                    OLD KENT
                     DIRECTORS' DEFERRED COMPENSATION PLAN

                                   ARTICLE 1

                             Establishment of Plan


1.1  Establishment of Plan.

     Old Kent Financial Corporation ("OKFC") hereby amends and restates the Old Kent Directors' Deferred Compensation Plan, a supplemental nonqualified deferred compensation plan for the nonemployee directors of OKFC and any subsidiary of OKFC and related Community Bank Directors as defined herein. This plan shall be an unfunded plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").


1.2  Establishment of Trust.

     Simultaneously with restatement of the Old Kent Directors' Deferred Compensation Plan, OKFC is amending and restating the Old Kent Financial Corporation Directors' Deferred Compensation Trust ("Trust"). As restated, the Trust will conform to the terms of the model trust described in Revenue Procedure 92-64.


1.3  Effective Date.

     The "Effective Date" of this restatement is January 19, 1993. The provisions of Section 5.4, pursuant to which Directors of OKFC may elect earnings credits based on the Old Kent Common Stock Fund, shall be effective on the issuance by the Internal Revenue Service of a new or supplemental private letter ruling containing the tax rulings requested by OKFC with respect to the restated plan and the Trust. Each plan provision applies until the effective date of an amendment of that provision.


1.4  Application to Former Participants.

     Except to the extent it amends a provision of the plan that applies to former Participants or expressly states that it is applicable to former Participants, an amendment to this plan (including changes included in any restatement of the plan) shall not apply to a former Participant.











                                   ARTICLE 2

                                  Definitions


2.1  Defined Terms.

     Defined terms are found at the following locations:

     Term                                         Location
     Administrator                                2.2
     Agent for Service of Process                 2.3
     Beneficiary                                  2.4
     Community Bank Director                      2.5
     Director                                     2.6

     Director's Fees                              2.7
     Effective Date                               1.3
     Employer                                     2.8
     ERISA                                        1.1
     OKFC                                         1.1

     Old Kent Thrift Plan                         2.9
     Participant                                  3.1
     Plan Year                                    2.10
     Spouse                                       2.11
     Surviving Spouse                             2.12

     Trust                                        1.2
     Valuation Date                               2.13
     Valuation Period                             2.14


2.2  Administrator.

     "Administrator" means OKFC.















                           -2-

2.3  Agent for Service of Process.

     "Agent for Service of Process" means the Administrator or the individual designated by the Administrator.


2.4  Beneficiary.

     "Beneficiary" means the individual, trust or other entity designated by the Participant to receive any benefits payable under this plan after the Participant's death. A Participant may designate or change a Beneficiary by filing a signed designation with the Administrator in a form approved by the Administrator. The Participant's Will is not effective for this purpose.

     If a designation has not been properly completed and filed with the Administrator or is ineffective for any other reason, the Beneficiary shall be the Participant's Surviving Spouse. If there is no effective designation and the Participant does not have a Surviving Spouse, the remaining benefits, if any, shall be paid to the Participant's estate.


2.5  Community Bank Director.

     "Community Bank Director" means any individual who serves as a member of a Community Bank Board of OKFC or any subsidiary of OKFC and who is not an employee of the Employer. "Community Bank Board" means a board or panel of persons who are appointed or elected to serve a branch bank or separate banking location in an advisory and community liaison capacity.


2.6  Director.

     "Director" means any individual who serves as a member of the Board of Directors of OKFC or any subsidiary of OKFC and who is not an employee of the Employer.


















                           -3-

2.7  Director's Fees.

     "Director's Fees" means the amount of the income payable to a Participant for service as a Director or a Community Bank Director including, without limitation, annual retainers and payments for meetings of the Board of Directors or the Community Bank Board and meetings of committees of the Board of Directors or the Community Bank Board.


2.8  Employer.

     "Employer" means OKFC and any subsidiary of OKFC, collectively or individually as the context infers.


2.9  Old Kent Thrift Plan.

     "Old Kent Thrift Plan" means the qualified, tax-exempt defined contribution plan established and maintained by OKFC under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended.


2.10 Plan Year.

     "Plan Year" means the 12-month period beginning each January 1.


2.11 Spouse.

     "Spouse" means the husband or wife to whom the Participant is married on the date the benefit is scheduled to be paid, or payment is scheduled to begin. The legal existence of the spousal relationship shall be governed by the law of the state or other jurisdiction of domicile of the Participant.


2.12 Surviving Spouse.

     "Surviving Spouse" means the Spouse of the Participant at the time of the Participant's death who survives the Participant. If the Participant and Spouse die under circumstances which prevent ascertainment of the order of their deaths, it shall be presumed for this plan that the Participant survived the Spouse.


2.13 Valuation Date.

     "Valuation Date" means the last day of March, June, September and December.





                           -4-
2.14 Valuation Period.

     "Valuation Period" means any quarterly period of three months ending with the specified Valuation Date.


                                   ARTICLE 3

                                 Participation


3.1  Designation as Participant.

     A Director or a Community Bank Director shall be eligible to become a Participant ("Participant") on the first day of the individual's term as a Director or as a Community Bank Director. However, a Director or a Community Bank Director shall be an eligible Participant only if (1) the Director or Community Bank Director is a resident of Illinois, Michigan, or any other state designated by OKFC for this purpose and (2) the Director's or Community Bank Director's Employer has adopted this plan. Adoption of this plan by another employer shall be effective as of the date approved and specified in resolutions by OKFC and by the adopting employer.
Adoption of this plan by an employer other than OKFC shall not create a separate plan. Each new Participant must complete the deferral and election requirements specified in Articles 4 and 7.


3.2  Termination of Participation.

     A Participant's status as a Participant shall continue until the Participant (1) ceases to be a Director or a Community Bank Director for any reason or (2) is suspended or terminated from participation in the plan. Participation in the plan may be suspended or terminated at any time by action of the Personnel Committee of OKFC taken with or without a meeting. If participation in the plan is suspended or terminated, deferral credits shall cease but earnings credits shall continue to accrue until all amounts due hereunder have been paid in full pursuant to Article 7.

















                           -5-

                                   ARTICLE 4

                              Director's Deferrals


4.1  Deferral of Director's Fees.

     A Participant may elect to defer payment of all or any portion of Director's Fees for a Plan Year. For each amount deferred, the Participant shall be credited with a corresponding dollar amount to be paid under this plan as deferred compensation for the Participant.


4.2  Prior Irrevocable Election.

     The election to defer Director's Fees shall be made by the Participant on a form provided for that purpose prior to the beginning of a Plan Year and shall become irrevocable for each Plan Year thereafter as of the beginning of each Plan Year. The deferral election shall continue in effect for each Plan Year until revoked or modified for a subsequent Plan Year by the Participant. The deferral shall be applicable to Director's Fees earned in each Plan Year. A new Participant may make an initial irrevocable election to defer Director's Fees during the first 30 days of eligibility to participate and such election shall apply only to Director's Fees earned following the date of the election. If a new Participant does not make an election during this 30 day period, the Participant may not make an election effective earlier than the beginning of the next Plan Year. The Participant shall have no claim or right to payment of the amounts deferred and shall be limited solely to the rights and benefits conferred under the terms of this plan. In no event shall an election to defer Director's Fees become effective sooner than the date of the written, irrevocable election.


                                   ARTICLE 5

                          Accounting; Earnings Credits


5.1  Accounting Records.

     The Administrator shall maintain separate accounting records for each Participant. An accounting record shall be maintained for and credited with the Participant's deferrals plus the earnings credits on the deferrals described below.

     The Administrator shall provide each Participant with a written accounting reflecting the valuation of the Participant's account, at least annually. If the Participant does not object to the account within 60 days





                           -6-
after receipt, the account shall be deemed final and binding on all parties.


5.2  Timing of Deferrals.

     Deferrals shall be credited to the Participant's account as of the beginning of the Valuation Period in which the Director's Fees would have been payable to the Participant if the Participant had not made a deferral election.


5.3  Earnings Credits and Debits.

     The amount credited to a Participant's account (including prior earnings credits) as of the beginning of each Valuation Period also shall be credited with an earnings credit or debit for such Valuation Period. The amount of the earnings credit shall be an adjustment on the Valuation Date equal to the increase or decrease which would have occurred if the value of the account as of the beginning of the Valuation Period, reduced by the amount of any distribution during the Valuation Period, had been invested in the fund or funds chosen by the Participant under Section 5.4 to be the investment reference for that Valuation Period. Values with respect to each individual fund designated under Section 5.4 shall be determined in the manner specified in or otherwise utilized for that particular fund.

     Earnings credits shall continue to accrue after a Participant's term has expired and until all amounts due hereunder have been paid in full. Earnings credits shall not apply to amounts paid during a Valuation Period.


5.4  Funds.

     Earnings credits shall be measured and determined, as provided in
Section 5.3, under the following rules:

     (a) Choices. Each Participant may direct that the Participant's account be treated as if invested at the beginning of each Valuation Period, to the extent directed by the Participant, in one or more specific funds among those designated by OKFC as available investment references for this purpose. The available funds shall be chosen by OKFC from actual mutual funds and investment funds maintained under the Old Kent Thrift Plan or similar funds. The Old Kent Common Stock Fund maintained under the Old Kent Thrift Plan shall be one of the funds designated by OKFC as an available investment reference for Directors of OKFC, as long as the Old Kent Common Stock Fund exists. The Old Kent Common Stock Fund shall not be







                           -7-
an available investment reference for a Director or a Community Bank Director of a subsidiary of OKFC. OKFC may, in its sole discretion, change the other designated funds as of the beginning of any Plan Year or at any other time. OKFC at all times shall designate at least three funds as available investment references. The fund or funds designated by each Participant from the choices made available by OKFC shall constitute hypothetical investments only, by which earnings credits shall be measured as specified in Section 5.3, and shall not require actual investments by OKFC or the Trust to any extent whatsoever.

     (b) Frequency. A Participant may change a direction with respect to existing account balances and with respect to future deferrals as of the first day of any Valuation Period. Any change in the investment reference by the Participant shall be effective not earlier than the first day of the next Valuation Period following the date on which the change is made.

     (c) Written Direction. The direction shall be made by the Participant on a form provided for that purpose at least 30 days prior to the first day of the Valuation Period for which it is to be effective. A direction shall be effective on the first day of the next Valuation Period only when signed by the Participant and filed with the Administrator, and the direction shall continue to be in effect until it is revoked or modified in the same manner. A Participant who is an OKFC Director and who is subject to section 16(b) of the Securities Exchange Act of 1934 must make a written irrevocable direction or change of direction at least six months in advance of the effective date of any increase or decrease in the extent to which such Participant's earnings credits will be measured by the Old Kent Common Stock Fund.

     (d) No Written Direction. In the absence of written direction by a Participant, the Savings Fund under the Old Kent Thrift Plan shall be used as the investment reference for the Participant's account under this plan.

     (e) Additional Terms and Conditions. The Administrator may formulate additional terms and conditions for direction by the Participant as necessary or appropriate.


                                   ARTICLE 6

                                    Vesting


     The right to be paid an amount equal to the deferrals in the Participant's account, including earnings credits in the account, shall not be subject to forfeiture for any reason.

                                   ARTICLE 7

                            Payments to Participants


7.1  Event of Distribution.

     If the Participant ceases to be a Director or a Community Bank Director for any reason, all amounts credited to the Participant shall be distributed at the time and in the manner specified herein.


7.2  Form of Payment.

     At the time of the initial irrevocable election to defer Director's Fees under this plan, each Participant shall irrevocably elect a form of payment. The following forms of payment may be elected by a Participant:

     (a) Lump Sum. A single lump-sum payment of the entire amount promised under this plan, or

     (b) Installments. Payment of the entire amount promised under this plan in not more than 10 annual installments.

     If the total amount to be distributed does not exceed $3,500, the Participant shall be paid a lump-sum payment under (a) above.

     If the Participant fails to make an election of a form of payment in the initial election, the Participant shall be paid a lump-sum payment.


7.3  Amount of Payment.

     The Participant shall be paid an amount which is the sum of the deferrals in the Participant's account plus the earnings credits in the Participant's account. The amount to be distributed shall be determined as follows:

     (a) Lump Sum. For a lump sum distribution, the total amount to be distributed shall be determined as of the Valuation Date preceding the date of payment.

     (b) Installments. If payment is in installments, the initial amount to be distributed shall be the total amount due as of the most recent

Valuation Date preceding the initial payment divided by the number of installment payments elected. Future installments shall be determined by dividing the total amount remaining unpaid as of the most recent Valuation Date preceding the date of payment by the remaining number of annual installment payments.

     With respect to a lump-sum payment or each installment payment, there shall be no earnings credit or other adjustment, for the period from the Valuation Date preceding the date of payment to the date of payment.


7.4  Manner of Payment.

     Payments shall be paid to the Participant or Beneficiary wholly in cash directly by the Employer or from the Trust. Payments for a Director of OKFC may be paid wholly in cash or OKFC common stock or any combination thereof, as determined by OKFC. The Employer shall not be relieved of its obligation and liability to pay the benefits of this plan except to the extent payments are actually made from the Trust.


7.5  Time of Payment.

     A lump-sum payment or an initial installment payment shall be made on March 1 following the end of the calendar year in which the Participant ceases to be a Director or a Community Bank Director. Later installment payments shall be made on March 1 following the end of each subsequent calendar year until the total amount to be distributed under this plan is distributed.


7.6  Death.

     (a) Payment to Beneficiary. If the Participant dies prior to payment of all amounts due under this plan, payment of all remaining amounts shall be made to the Participant's Beneficiary. Payments to a Beneficiary following a Participant's death shall be in the form elected by the Participant and shall be made or shall begin on the date specified in
Section 7.5. At the time of the initial irrevocable election to defer Director's Fees, the Participant may designate a form of payment following the Participant's death which is different from the form of payment during the Participant's lifetime.

     (b) Payment to Estate. If payment is to be made to the estate of a Participant, payment shall be made in a lump sum 90 days after the date of the Participant's death.

     (c) Generation-Skipping Transfer Tax. Notwithstanding any other provision in this plan or any related trust agreement, the Employer may withhold or direct the trustee to withhold any benefits payable to a Beneficiary as a result of the death of a Participant or any other Beneficiary until it can be determined whether a generation-skipping transfer tax, as defined in Chapter 13 of the Code, or any substitute provision therefor, is payable by the Employer or the trustee and the amount of generation-skipping transfer tax, including interest, that is due. If such tax is payable, the benefits otherwise payable hereunder shall be reduced by an amount equal to the generation-skipping transfer tax and interest. Any benefits withheld shall be payable as soon as there is a final determination of the applicable generation-skipping transfer tax and interest. No interest shall be payable to any Beneficiary for the period from the date of death to the time when the amount of benefits payable to a Beneficiary can be fully determined pursuant to this paragraph.


                                   ARTICLE 8

                               General Provisions


8.1  Amendment; Termination.

     OKFC reserves the right to amend this plan prospectively or retroactively, or to terminate this plan, provided that an amendment or termination may not reduce or revoke the accrued amounts promised to be paid to Participants as of the later of the date of adoption of the amendment or the effective date of the amendment or termination.

     Upon termination of this plan, the accounts of affected Participants shall be administered and distributed in accordance with the provisions of this plan.


8.2  Rights Not Assignable.

     Except for designation of a Beneficiary, amounts promised hereunder shall not be subject to assignment, conveyance, transfer, anticipation, pledge, alienation, sale, encumbrance, or charge, whether voluntary or involuntary, by the Participant or any Beneficiary of the Participant, even if directed under a qualified domestic relations order or other divorce order. An interest in an amount promised shall not provide collateral or security for a debt of a Participant or Beneficiary or be subject to garnishment, execution, assignment, levy, or to another form of judicial or administrative process or to the claim of a creditor of a Participant or Beneficiary, through legal process or otherwise. Any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge, or to otherwise dispose of benefits payable, before actual receipt of the benefits, or a right to receive benefits, shall be void and shall not be recognized.


8.3  Unsecured Creditor Status.

     A Participant shall be an unsecured general creditor of the Employer as to the payment of any benefit under this plan. The right of any Participant or Beneficiary to be paid the amount promised in this plan shall be no greater than the right of any other general, unsecured creditor of the Employer.


8.4  No Trust or Fiduciary Relationship.

     Nothing contained in this plan shall be deemed to create a trust or fiduciary relationship of any kind for the benefit of any Participant or Beneficiary.


8.5  Construction.

     The singular includes the plural, and the plural includes the singular, unless the context clearly indicates the contrary. Capitalized terms (except those at the beginning of a sentence or part of a heading) have the meaning specified in this plan. If a capitalized term is not defined in this plan, the term shall have the general, accepted meaning of the term.


8.6  Disputes.

     In the event that a dispute arises regarding the eligibility to participate in the plan or any other matter relating to plan participation, such dispute shall be made to the plan Administrator. The determination by the plan Administrator with respect to such disputes shall be final and binding on all parties.

     In the event that a dispute arises regarding the amount of any benefit payment under this plan that is not related to Participant eligibility disputes, the Personnel Committee of OKFC may appoint a qualified independent certified public accountant to determine the amount of payment and such determination shall be final and binding on all parties.

8.7  Unfunded Plan.

     This shall be an unfunded plan within the meaning of ERISA. Benefits provided herein constitute only an unsecured contractual promise to pay in accordance with the terms of this plan by the Employer.

                         OLD KENT FINANCIAL CORPORATION
                     DIRECTORS' DEFERRED COMPENSATION TRUST














































                            Warner, Norcross & Judd
                             900 Old Kent Building
                                 111 Lyon, N.W.
                       Grand Rapids, Michigan 49503-2478

                         OLD KENT FINANCIAL CORPORATION
                     DIRECTORS' DEFERRED COMPENSATION TRUST

                               TABLE OF CONTENTS

                                                                            Page


Section  1 - Establishment Of Trust. . . . . . . . . . . . . . . . . . . . .   1

Section  2 - Payments to Plan Participants and Their Beneficiaries . . . . .   2

Section  3 - Trustee Responsibility Regarding Payments to Trust
               Beneficiary When Company Is Insolvent . . . . . . . . . . . .   3

Section  4 - Payments to Company . . . . . . . . . . . . . . . . . . . . . .   5

Section  5 - Investment Authority. . . . . . . . . . . . . . . . . . . . . .   5

Section  6 - Disposition of Income . . . . . . . . . . . . . . . . . . . . .   6

Section  7 - Accounting by Trustee . . . . . . . . . . . . . . . . . . . . .   6

Section  8 - Responsibility of Trustee . . . . . . . . . . . . . . . . . . .   7

Section  9 - Compensation and Expenses of Trustee. . . . . . . . . . . . . .   8

Section 10 - Resignation and Removal of Trustee. . . . . . . . . . . . . . .   8

Section 11 - Appointment of Successor. . . . . . . . . . . . . . . . . . . .   9

Section 12 - Amendment or Termination. . . . . . . . . . . . . . . . . . . .   9

Section 13 - Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . .  10

Section 14 - Effective Date. . . . . . . . . . . . . . . . . . . . . . . . .  11



















                         OLD KENT FINANCIAL CORPORATION
                     DIRECTORS' DEFERRED COMPENSATION TRUST

          This Agreement is made this 11th day of October, 1994, between Old Kent Financial Corporation, a Michigan corporation ("Company"), and Old Kent Bank and Trust Company ("Trustee").

          WHEREAS, Company adopted the Old Kent Directors' Deferred Compensation Trust, effective as of February 15, 1991 ("Trust"), pursuant to the Old Kent Directors' Deferred Compensation Plan ("Plan") for the benefit of nonemployee directors of the Company and its subsidiaries;

          WHEREAS, Company has incurred or expects to incur liability under the terms of the Plan with respect to the individuals participating in the Plan;

          WHEREAS, Company wishes to amend and restate the Trust to permit investment in shares of common stock of the Company for the nonemployee directors of the Company, and to continue to provide that Trust assets shall be held therein, subject to the claims of creditors of a Participating Employer in the event of Insolvency, as herein defined, until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plan;

          WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for eligible members of the board of directors of the Company and its subsidiaries for purposes of Title I of the Employee Retirement Income Security Act of 1974;

          WHEREAS, it is the intention of each Participating Employer to make contributions to the Trust to provide a source of funds to assist in meeting its liabilities under the Plan;

          NOW, THEREFORE, the Company hereby amends and restates the Trust for the purposes of (i) creating separate subtrusts for each Participating Employer; (ii) providing the Trustee with authority to invest assets of the subtrust for the Company in Company stock; and (iii) conforming the Trust to the model trust provisions of Revenue Procedure 92-64 issued by the Internal Revenue Service. The parties agree that the Trust shall be comprised, held and disposed of as follows:

     Section 1.  Establishment Of Trust.

          (a) Assets previously deposited with Trustee for the benefit of Plan participants shall continue to be held, administered and disposed of by Trustee as provided in this Trust Agreement.






          (b) The Trust became irrevocable upon the issuance of a favorable private letter ruling dated January 25, 1991, regarding the Trust from the Internal Revenue Service.

          (c) The Trust is intended to be a multiple grantor trust, of which Company and any subsidiary of Company that has adopted the Plan and joined in the Trust ("Participating Employers") are the grantors, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly. A subsidiary of Company shall become a grantor as of the date approved and specified in resolutions by Company and by the subsidiary.

          (d) The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of the Participating Employers and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against the Participating Employers. Any assets held by the Trust will be subject to the claims of general creditors of any Participating Employer under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

          (e) The Participating Employers, in their sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with Trustee to augment the principal to be held, administered and disposed of by Trustee as provided in this Trust Agreement. Neither Trustee nor any Plan participant or beneficiary shall have any right to compel such additional deposits.

          (f) A separate subtrust shall be established for each Participating Employer. Assets of the Trust shall be allocated among the subtrusts in proportion to the account balances maintained for the Plan participants of each Participating Employer or as contributed by or with respect to each Participating Employer. Each subtrust shall reflect an undivided interest in assets of the Trust and shall not require any actual segregation or separate investment of particular assets.

     Section 2.  Payments to Plan Participants and Their Beneficiaries.

          (a) Company shall, from time to time, deliver to Trustee schedules (the "Payment Schedules") that indicate the amounts






                           -2-

     payable in respect of each Plan participant (and his or her beneficiaries), or a formula or other instructions acceptable to Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plan), and the time of commencement for payment of such amounts. Except as otherwise provided herein, Trustee shall make payments to the Plan participants and their beneficiaries in accordance with the Payment Schedules. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by a Participating Employer.

          (b) The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plan shall be determined by Company or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.

          (c) Payments to a Plan participant from the Trust shall be charged to and made from the subtrust established for the Participating Employer of the participant. Assets allocated to a subtrust for a Participating Employer may not be utilized to provide benefits for participants of any other Participating Employer.

          (d) A Participating Employer may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plan. The Participating Employer shall notify Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries. In addition, if the principal of the applicable subtrust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, the Participating Employer shall make the balance of each such payment as it falls due. Trustee shall notify Company where principal and earnings are not sufficient.

     Section 3. Trustee Responsibility Regarding Payments to Trust Beneficiary When Company Is Insolvent.

          (a) Trustee shall cease payment of benefits to Plan partici-pants and their beneficiaries if a Participating Employer is Insol-vent. A Participating Employer shall be considered "Insolvent" for purposes of this Trust Agreement if the Participating Employer is (i) unable to pay its debts as they become due, or (ii) subject to a pending proceeding as a debtor under the United States Bankruptcy Code, or (iii) determined to be insolvent by any federal or state financial institution regulatory agency that has jurisdiction over such determination with respect to the Participating Employer.


                           -3-
          (b) At all times during the continuance of this Trust, as provided in Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of any Participating Employer under federal and state law as set forth below.

          (1) The Board of Directors and the Chief Executive Officer of Company and the Board of Directors and the Chief Executive Officer of the Participating Employer shall have the duty to inform Trustee in writing of the Participating Employer's Insolvency. If a person claiming to be a creditor of a Participating Employer alleges in writing to Trustee that the Participating Employer has become Insolvent, Trustee shall determine whether the Participating Employer is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries.

          (2) Unless Trustee has actual knowledge of a Participating Employer's Insolvency, or has received notice from a Participating Employer or a person claiming to be a creditor alleging that the Participating Employer is Insolvent, Trustee shall have no duty to inquire whether the Participating Employer is Insolvent. Trustee may in all events rely on such evidence concerning the Participating Employer's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning the Participating Employer's solvency.

          (3) If at any time Trustee has determined that a Participating Employer is Insolvent, Trustee shall discontinue payments to Plan participants or their beneficiaries of that Participating Employer and shall hold the assets of the subtrust for the benefit of the Participating Employer's general creditors, except that the Trustee shall make payments out of the Trust fund in only one or more of the following ways: (i) To general creditors in accordance with instructions from a court, or a person appointed by a court, having jurisdiction over the Participating Employer's condition of Insolvency; (ii) To Plan participants and beneficiaries in accordance with such instructions; and (iii) In payment of its own fees or expenses. Payments to general creditors or of fees and expenses of Trustee shall be charged against the affected subtrust. Nothing in this Trust Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of the Participating Employers with respect to benefits due under the Plan or otherwise.

          (4) Trustee shall resume the payment of benefits to Plan participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after Trustee has determined that the Participating Employer is not Insolvent (or is no longer Insolvent).


                           -4-
          (c) Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the subtrust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by a Participating Employer in lieu of the payments provided for hereunder during any such period of discontinuance.

     Section 4.  Payments to Company.

          Except as provided in Section 3 hereof, after the Trust has become irrevocable, the Participating Employers shall have no right or power to direct Trustee to return to any Participating Employer or to divert to others any of the Trust assets before all benefits have been paid in full to Plan participants and their beneficiaries pursuant to the terms of the Plan.

     Section 5.  Investment Authority.

          (a) When directed by the Company, Trustee may invest the subtrust for the Company in or retain securities (including stock or rights to acquire stock) or obligations issued by Company.
     The Company expressly waives any diversification of investments that might otherwise be necessary, appropriate, or required under the laws of the State of Michigan or any other applicable state or federal law. All rights associated with assets of the Trust shall be exercised by Trustee or the person designated by Trustee, and shall in no event be exercisable by or rest with Plan participants.

          (b) Except as provided in (a), the Trustee may commingle the assets of each subtrust for investment and may invest and reinvest the assets of the Trust, as the Trustee, in its sole discretion, may deem appropriate, including, without limitation, improved and unimproved real property (whether or not income producing); other common and preferred stocks; shares or certificates of participation issued by investment companies; investment trusts and mutual funds; common or pooled investment funds; bonds; debentures; mortgages; deeds of trust; insurance and annuity contracts; notes secured by real or personal property; leases; ground leases; limited partnership interests; real or personal property interests owned, developed, or managed by joint ventures or limited partnerships; obligations of governmental bodies, both domestic and foreign; notes, commercial paper, certificates of deposit, and other securities or evidences of indebtedness, secured or unsecured, including variable amount notes, convertible securities of all types and kinds, interest-bearing savings or deposit accounts with any federally insured bank (including the Trustee) or any federally insured savings and


                           -5-
     loan association; and any other property permitted as trust investments under applicable law. Such investments may also include shares of investment companies to which Trustee or an affiliate of Trustee serves as investment adviser, dealer, transfer agent, custodian or has other business or contractual relationship. The Trustee is authorized to invest in any common or pooled investment fund or mutual fund now or hereafter maintained or advised by the Trustee and any interest-bearing savings or deposit accounts with the banking department of the Trustee.

          (c) Company shall have the right at any time, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the subtrust for the Company. This right is exercisable by Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity.

     Section 6.  Disposition of Income.

          (a) During the term of this Trust, all income received by the Trust, including all interest revenue and dividends, net of expenses and taxes, shall be accumulated and reinvested.

     Section 7.  Accounting by Trustee.

          (a) Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between Company and Trustee with respect to the Trust and each subtrust. As soon as reasonably practicable following the close of each calendar year or after the removal or resignation of Trustee, Trustee shall deliver to each Participating Employer a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust, and the proportionate share of each subtrust, at the end of such year or as of the date of such removal or resignation, as the case may be.

          (b) A Participating Employer may object to an accounting within 180 days after it is furnished and require that it be settled by audit by a qualified, independent certified public accountant. The auditor shall be chosen by the Trustee from a list of at least three such accountants furnished by the Participating Employer at the time the audit is requested.


                           -6-
     Either the Participating Employer or the Trustee may require that the account be settled by a court of competent jurisdiction, in lieu of or in conjunction with the audit. All expenses of any audit or court proceedings, including reasonable attorney fees, shall be allowed as administrative expenses of the Trust.

          (c) If a Participating Employer does not object to an accounting within the time provided, the account shall be settled for the period covered by it. When an account is settled, it shall be final and binding on all parties.

          (d) Based on information provided by the Participating Employers, Trustee shall maintain a separate account for each Plan participant to which it shall credit deferrals and accumulated earnings in accordance with the Plan for that participant. The account shall be a recordkeeping account only and shall reflect an undivided contingent interest in assets of the subtrust and shall not require any actual segregation or separate investment of particular assets.

     Section 8.  Responsibility of Trustee.

          (a) Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by Company which is contemplated by, and in conformity with, the terms of the Plan or this Trust and is given in writing by Company. In the event of a dispute between Company and a party, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

          (b) Subject to such limitations as may be imposed by applicable law, Company shall indemnify and hold harmless the Trustee from any claims, loss, liability, or expense arising from any action or inaction in administration of this Trust based on direction or information from either Company, or any expert, absent willful misconduct or bad faith. The Trustee need not give any bond or other security for performance of its duties under this Trust. If Trustee undertakes or defends any litiga-tion arising in connection with this Trust, Company agrees to indemnify Trustee against Trustee's costs, expenses and liabilities including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If Company does not pay such costs, expenses and liabilities in a reasonably timely manner, Trustee may obtain payment from the Trust.

          (c) Trustee may consult with legal counsel (who may also be counsel for Company generally) with respect to any of its duties or obligations hereunder.


                           -7-

          (d) Trustee may hire agents, accountants, actuaries, investment advisers, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

          (e) Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

          (f) However, notwithstanding the provisions of Section 8(e) above, Trustee may loan to Company the proceeds of any borrowing against an insurance policy held as an asset of the Trust.

          (g) Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

     Section 9.  Compensation and Expenses of Trustee.

          Company shall pay all reasonable administrative and Trustee's fees and expenses. If not so paid, the fees and expenses shall be paid from the Trust and shall be charged proportionately against all subtrusts.

     Section 10.  Resignation and Removal of Trustee.

          (a) Trustee may resign at any time by written notice to Company, which shall be effective 60 days after receipt of such notice unless Company and Trustee agree otherwise.

          (b) Trustee may be removed by Company on 60 days notice or upon shorter notice accepted by Trustee.

          (c) Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 60 days after receipt of notice of resignation, removal or transfer, unless Company extends the time limit.







                           -8-
          (d) If Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraphs (a) or (b) of this section. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

          (e) A Trustee who resigns or is removed shall submit a final accounting to Company as soon as practicable. The accounting shall be received and settled as provided in Section 7 hereof.

          (f) No resignation or removal of the Trustee or change in identity of the Trustee for any reason shall cause a termination of this Trust.

     Section 11.  Appointment of Successor.

          (a)  If Trustee resigns or is removed in accordance with
     Section 10(a) or (b) hereof, Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by Company or the successor Trustee to evidence the transfer.

          (b) The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 7 and 8 hereof. The successor Trustee shall not be responsible for and Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

     Section 12.  Amendment or Termination.

          (a) This Trust Agreement may be amended by a written instrument executed by Trustee and Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan or shall make the Trust revocable after it has become irrevocable in accordance with Section 1(b) hereof.

          (b) The Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan and in accordance with Section 1(b) hereof. Upon termination of the Trust any assets remaining in the Trust shall be returned to the Participating Employers.

     Section 13.  Miscellaneous.

          (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

          (b) Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

          (c) This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Michigan, except as preempted by ERISA.

          (d) This Trust Agreement shall be binding upon the heirs, personal representatives, successors and assigns of the Participating Employers and the Trustee.

          (e) Any notice or direction under this Trust shall be in writing and shall be effective when actually delivered, or if mailed, when deposited postpaid as first-class mail. Mail to a party shall be directed to the address stated below or to such other address as either party may specify by notice to the other party. Until notice is given to the contrary, notices to Company and the Trustee shall be addressed as follows:

               If to Company:

               Old Kent Financial Corporation
               One Vandenberg Center
               Grand Rapids, Michigan 49503
               Attention:  Director of Human Resources

               If to the Trustee:

               Old Kent Bank and Trust Company
               200 Monroe, N.W., Suite 430
               Grand Rapids, Michigan 49503
               Attention:  Corporate Trust Services

     Section 14.  Effective Date.

          The effective date of this amendment and restatement to this Trust Agreement shall be February 1, 1994.

          IN WITNESS WHEREOF, Company and the Trustee have caused this Agreement to be executed by their respective duly authorized officers on the date first written above.

                              OLD KENT FINANCIAL CORPORATION


                              By: /s/ Martin J. Allen, Jr.
                                  Martin J. Allen, Jr.

                              Its Senior Vice President
                                                                       "Company"


                              OLD KENT BANK AND TRUST COMPANY


                              By: /s/ John D. Linabury
                                  John D. Linabury

                              Its Vice President
                                  Corporate Trust Services
                                                                       "Trustee"